Exhibit 10.17

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT is made as of the 2nd day of December, 1997 by and between OMP ACQUISITION CORPORATION, a California corporation (the “Company”) and MANDARIN MANAGEMENT PARTNERS, INC., a Delaware corporation (“MMPI”).

RECITALS

The Company desires to obtain the benefits of the knowledge, experience and. expertise of MMPI’s executive and managerial personnel by retaining MMPI to provide management consulting and business advisory services with respect to the conduct of the Company’s business and affairs.

MMPI desires to provide such services to the Company on the terms and conditions set forth herein.

The parties believe it is in their best interests to make provision for certain aspects of their relationship during and after the period in which MMPI offers services to the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.                                      Definitions.  The following terms used in this Agreement shall have the following meanings:

(a)                              “Adjusted Gross Sales” means gross revenues recognized (as determined under generally accepted accounting principles consistently applied) by the Company with respect to the Company’s sale or other transfer of its products to a Person that is not an Affiliate of the Company, less any and all returns and allowances (eg., samples).

(b)                             “Affiliate” means, in reference to the Company, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

(c)                       “Board of Directors” means the Board of Directors of the Company.

(d)                             “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, unincorporated organization or association, trust or other entity.

2.                                   Consulting and Advisory Services.  MMPI shall furnish management consultant and business advisory services concerning such matters related to the business of the Company as may from time-to-time be requested by the Company, which may include, without limitation:

(a)                             Advise and consult with the Board of Directors, the Company’s officers and other executive personnel regarding business developments, expansion and growth potentials, industry trends, marketing strategy and opportunities for the Company generally.

(b)                            Review offers to acquire the Company or substantially all of its assets and consult with the Board of Directors regarding such potential acquisitions.

(c)                             Advise and consult with the Company’s officers and other executive personnel regarding the Company’s entry into other lines of business and the marketing of the Company’s products in other geographic regions.

(d)                            Make recommendations to the Company’s officers and other executive personnel regarding product development and research strategies.

(e)                             Advise and consult with the Board of Directors regarding the Company’s working capital needs and maintenance of reserves.

(f)                                 Advise and consult with the Board of Directors regarding the borrowing of funds by the Company and available equity and debt financing structures.

(g)                              Make recommendations to the Company’s officers and other executive personnel with respect to the Company’s engagement of consultants and other professionals and review proposals related to such engagements.

(h)                              Advise and consult with the Company’s officers and other executive personnel with respect to the Company’s dealings with suppliers, distributors and vendors.

(i)                                  Review overall Company operations and make recommendations to the Company’s officers and other executive personnel on reducing operating expenses, improving efficiency and increasing Company profitability.

3.                                       Commitment of Time and Personnel.  MMPI shall devote such time and personnel, on a non-exclusive basis, to the affairs of the Company as is reasonably necessary for MMPI to perform its services hereunder. MMPI may represent, perform services for, and be retained by such additional Persons as MMPI, in its sole discretion, deems advisable and the Company specifically acknowledges that MMPI provides similar services to other portfolio companies of Mandarin Partners, LLC.

4.                                     Monthly Fee and Payments.  MMPI shall be entitled to a “Monthly Fee” equal to two percent (2%) of the Company’s Adjusted Gross Sales each month. The amount of the Monthly Fee payable to MMPI hereunder shall be determined based on the Company’s internally prepared monthly financial statements within 15 days of the end of each month and shall be paid to MMPI within 5 days of such determination. At the end of each fiscal year of the Company, and upon receipt of the Company’s annual audited financial statements from the Company’s independent certified public accountant, a reconciliation shall be performed to compare the Company’s aggregate Adjusted Gross Sales during such fiscal year to the Adjusted Gross Sales determined with reference to the monthly financial statements during such fiscal year. If such annual reconciliation shows that insufficient Monthly Fees have been paid to MMPI, the Company shall pay MMPI an amount equal to such underpayment within 30 days after the Company’s receipt of its annual audited financial statements. If the annual reconciliation shows that excess Monthly Fees have been paid to MMPI, MMPI shall reimburse the Company for such overpayment within 30 days of receipt of written notice from the Company requesting such reimbursement.

5.                                     Financial Reports and Statements.  The Company shall provide MMPI with monthly and annual financial statements. Such statements shall clearly show and reflect all information necessary to determine the Monthly Fees payable to MMPI pursuant to Section 4 hereof. In addition, MMPI shall have the right to inspect and copy, during ordinary business hours and on reasonable advance notice, any of the books and records of the Company to determine the Company’s compliance with the terms and conditions of Section 4 hereof.

6.                                       Term.  The Company retains MMPI, and MMPI shall perform management consulting and business advisory services for the Company, until the earliest to occur of the following: (a) Mandarin Partners, LLC has no investment in the Company, or (b) the Company has completed a public offering of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

7.                                  Independent Contractor Status.

(a)                                  Each party shall retain full control, authority and discretion at all times, with regard to the hiring, firing and working conditions of the parties’ respective employees or other personnel, subject only to the provisions of this Agreement.

(b)                                 Each party shall remain solely responsible and liable for compliance with all local, state and federal laws and regulations, and any contractual obligations related to the employment of such parties’ respective employees or other personnel.

(c)                                  Each party shall remain solely responsible and liable for the payment of all wages, fringe benefits, payroll related taxes and premiums, and expense reimbursement related to the employment of such parties’ respective employees or other personnel.

(d)                                 The parties hereto acknowledge that their relationship shall be that of an independent contractor rather than that of employee, agent, partnership, or a joint venture. Each party shall report payments hereunder to all governmental agencies as that of an independent contractor with the Company reporting amounts paid to MMPI on Form 1099-MISC (or any successor form thereto).

8.                                       Expenses.  MMPI shall pay all personnel and operating expenses required to perform the management consulting and business advisory services it has agreed to provide the Company under this Agreement. The Company shall be obligated to pay any and all expenses related to the operation of its business, including, but not limited to, legal, accounting and other professional fees. Any other services provided to the Company by MMPI, including but not, limited to management information services, shall be reimbursed by the Company.

9.                                      Limited Liability.  With regard to the management consulting and business advisory services to be performed by MMPI pursuant to this Agreement, MMPI shall not be liable to the Company, or to anyone who may claim any right due to its relationship with the Company, for any acts or omissions in the performance of services on the part of MMPI or on the part of the officers, employees or agents of MMPI, unless the acts or omissions of MMPI or its officers, employees or agents have been determined to have been due to their willful misconduct or gross negligence. The Company shall defend, indemnify and hold MMPI, its officers, employees and agents free and harmless from any obligations, costs, claims, judgments, attorneys’  fees, attachments and all other liabilities whatsoever arising from, growing out of or incurred in connection with the services rendered to the Company pursuant to the terms of this Agreement, unless the same shall have been determined to have arisen due to the willful misconduct or gross negligence of MMPI or its officers, employees or agents.

10.                                 Remedies.  If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’

fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

11.                                 Notices.  Any and all notices, consents, documents or communications provided for in this Agreement shall be given in writing and shall be personally delivered, mailed by registered or certified mail (return receipt requested) or sent by courier, confirmed by receipt, and addressed as follows (or to such other address as the addressed party may have substituted by notice pursuant to this Section 12):

(a)                                  If to the Company:

OMP Acquisition Corporation

625 Alaska Avenue

Torrance, California 90503

Attn:  Peter P. Tong

(b)                                 If to MMPI:

Mandarin Management Partners, Inc.

625 Alaska Avenue

Torrance, California 90503

Attn:  Ian Walker

Such notice, consent, document or communication shall be deemed given upon personal delivery or receipt at the address of the party stated above or at any other address specified by such party to the other party in writing, except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent.

12.                                 Delaware Law to Apply.  This Agreement shall be construed under and in accordance with the laws of the State of Delaware.

13.                                 Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.                                 Legal Construction.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained herein. This Agreement shall be construed without regard to the party or parties deemed responsible for the drafting hereof.

15.                                 Entire Agreement.  This Agreement contains the entire understanding and the full and complete agreement of the parties and replaces any prior understandings and agreements among the parties, with respect to the subject matter hereof.

16.                                 Amendment.  This Agreement may be altered, amended or modified only in a writing signed by both of the parties hereto.

17.                                 Counterpart Execution.  This Agreement may be executed in several counterparts and each so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties may not be signatories to the same counterpart, provided that each party is a signatory to at least one counterpart.

18.                                 Facsimile Signature.  Any signature page to this Agreement transmitted by facsimile machine shall be treated in all manner and respects as an original agreement and the signature of any party to this Agreement transmitted by facsimile machine shall for all purposes be considered an original signature.

[signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

OMP ACQUISITION CORPORATION

By:	/s/ Peter P. Tong
Name:	Peter P. Tong
Title:	Chief Executive Officer

MANDARIN MANAGEMENT PARTNERS, INC.

By:	/s/ Ian G. Walker
Name:	Ian G. Walker
Title:	Executive Vice President

FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT is made as of this 22nd day of December, 2000 by and between Obagi Medical Products, Inc., a California corporation (the “Company”) and MANDARIN MANAGEMENT PARTNERS, INC., a Delaware corporation (“MMPI”).

RECITALS

The Company and MMPI entered into that certain Management Services Agreement, dated December 2, 1997, which provided for, among other things, that MMPI’s executive and managerial personnel provide management consulting and business advisory services to the Company.

The Company and MMPI desire to amend the term of the contract to insure the Company retains the services of MMPI until it has completed a public offering of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or has consummated a transaction resulting in a Change of Control.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Section 6 of the Management Services Agreement is hereby amended in its entirety to read as follows:

Term.  The Company retains MMPI, and MMPI shall perform management consulting and business advisory services for the Company until the earliest to occur of the following: (a) a Change of Control; (b) the Company has completed a public offering of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (c) December 31, 2005. The term “Change of Control” shall mean any of the following:

(i)             any sale, transfer or other disposition of the shares of the Company’s common stock (including any resulting from a merger, consolidation, share exchange or other event involving the Company), in one or a series of transactions, which results in ownership of 50% or more of such outstanding common shares of the Company (or any successor the Company, by merger, consolidation or otherwise) on a fully-diluted basis being acquired by any person or persons other than affiliate; or

(ii)          any sale, transfer or other disposition of all or substantially all of the assets of the Company, in a single transaction or series of transactions, to any person or persons other than an affiliate.

2.                                       As amended hereby, the Management Services Agreement is hereby ratified and conformed, and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

OBAGI MEDICAL PRODUCTS, INC.

By:
Name:	Phillip J. Rose
Title:	President

MANDARIN MANAGEMENT PARTNERS, INC.

By:
Name:	Ian G. Walker
Title:	Executive Vice President

2

ACCOUNT RECEIVABLE PURCHASE AGREEMENT

This ACCOUNT RECEIVABLE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of December, 2001, by and between Mandarin Management Partners, Inc., a Delaware corporation (“Seller”), and Mandarin Partners LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller is the owner of and wishes to sell an account receivable (the “Account Receivable”), which is comprised of accrued but unpaid charges through December 31, 2001, and which Seller is entitled to receive from OMP, Inc. (“OMP”) for consulting and business advisory services rendered pursuant to that certain Management Services Agreement, dated as of December 2, 1997, by and between Seller and OMP; and

WHEREAS, Buyer wishes to purchase the Account Receivable; and

WHEREAS, Seller and Buyer wish to enter into this Agreement setting forth the terms and conditions of the purchase and sale of the Account Receivable.

NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                       Agreement to Purchase and Sell Account Receivable.  Subject to and in accordance with the terms and conditions of this Agreement, Seller hereby sells, assigns, conveys and transfers to Buyer, or its assigns, and Buyer hereby buys from Seller, on the date of this Agreement, all of Seller’s right, title and interest in and to the Account Receivable and any other amounts due and owing from OMP to Seller, including, but not limited to, expense reimbursement and accrued but unpaid management fees, for the purchase price of $350,000 (the “Purchase Price”). Buyer shall pay Seller by the issuance of a check from Buyer payable to Seller in the amount of $350,000 on or before December 31, 2001.

2.                                       Seller’s Representations and Warranties.  Seller represents and warrants to Buyer that the following statements are true and correct as of the date of this Agreement:

(a)                                  Seller is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions, articles, bylaws or agreements relating to this Agreement to which it may be subject. The undersigned representative of Seller is duly authorized to act on behalf of and to bind Seller to the terms of this Agreement;

(b)                                 Seller is the owner and holder of the Account Receivable and has authority to assign it to Buyer. Seller warrants that it has not transferred or encumbered its interest in the Account Receivable prior to the assignment to the Buyer; and

3.                                       Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller that the following statements are true and correct, as of the date of this Agreement:

(a)                                  Buyer is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware; and

(b)                                 Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions, articles, bylaws or agreements relating to this Agreement to which it may be subject. The undersigned representative of Buyer is duly authorized to act on behalf of and to bind Buyer to the terms of this Agreement.

4.                                       Governing Law.  The parties agree that this Agreement shall be construed, and the rights and obligations of these parties under the Agreement shall be determined, in accordance with the laws of the State of California.

5.                                       Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.                                       Entire Agreement; Amendments.  This Agreement, including any attachments, exhibits and schedules referred to herein and attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the parties.

7.                                       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.                                       Further Assurances.  The parties shall execute, acknowledge and deliver to one another any further documents and instruments that may be reasonably required to give full force and effect to the provisions of this Agreement or the transfers or assignments of Seller’s interest in the Account Receivable; provided, however, that no party shall be required to deliver any other document or instrument which expands its duties, obligations or representations and warranties, or which diminishes its rights under this Agreement.

9.                                       Construction; Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

MANDARIN MANAGEMENT PARTNERS, INC.,
SELLER

By:	/s/ I. Walker
Name:	I. WALKER
Title:	EVP.

MANDARIN PARTNERS LLC, BUYER

By:	/s/ Peter P. Tong
Name:
Title:

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the 31ST day of December, 2001 (the “Effective Date”), by and among Mandarin Management Partners, Inc., a Delaware corporation (“Assignor”), Lighthouse Venture Group, LLC, a Delaware limited liability company (“Assignee”), and OMP, Inc., a Delaware corporation and successor to Obagi Medical Products, Inc. (“Contracting Party”).

RECITALS

WHEREAS, Assignor and Contracting Party entered into that certain Management Services Agreement, dated as of December 2, 1997, as amended by the First Amendment to Management Services Agreement, dated as of December 22, 2000 (the “Management Services Agreement”), whereby Assignor’s executive and management personnel provide management consulting and business advisory services to Contracting Party;

WHEREAS, Assignor is the owner of an account receivable (the “Account Receivable”) due from Contracting Party, which is comprised of accrued but unpaid charges for management services for the period of October 1, 2000 through December 31, 2001, for consulting and business advisory services rendered pursuant to the Management Services Agreement;

WHEREAS, Assignor has assigned, transferred and conveyed the Account Receivable to Mandarin Partners LLC, a Delaware limited liability company;

WHEREAS, Assignor desires to assign, convey and transfer to Assignee and Assignee desires to assume all rights, interests, duties, obligations and liabilities of the Assignor under the Management Services Agreement except for the right to receive payment of the Account Receivable;

WHEREAS, Contracting Party desires to consent to the assignment by Assignor and assumption by Assignee of the Management Services Agreement; and

WHEREAS, as a majority shareholder of OMP, Stonington will derive good and valuable consideration from the assignment and assumption of the Management Services Agreement and is willing to consent and approve of the transactions contemplated herein.

NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                       Assignment.  Subject to and in accordance with the terms and conditions of this Agreement, Assignor hereby assigns, conveys and transfers to Assignee all of Assignor’s rights, interests, duties, obligations and liabilities, except for the rights and interests in the Account Receivable, in and to the Management Services Agreement effective as of the Effective Date.

2.                                       Acceptance and Assumption.  Assignee hereby accepts the foregoing assignment of the rights, interests, duties, obligations and liabilities, except for the right to receive payment of the Account Receivable, in and to the Management Services Agreement effective as of the Effective Date. Assignee assumes and agrees to perform and discharge the obligations under the Management Services Agreement that are to be performed and discharged on and after the Effective Date.

3.                                       Contracting Party’s Consent.  Contracting Party hereby consents to the foregoing assignment by Assignor and the assumption by Assignee of the rights, interests, duties, obligations and liabilities (except for the rights and interests of the Assignor in the Account Receivable) in and to the Management Services Agreement effective as of the Effective Date.

4.                                       Governing Law.  The parties agree that this Agreement shall be construed, and the rights and obligations of these parties under the Agreement shall be determined, in accordance with the laws of the State of California.

5.                                       Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.                                       Entire Agreement; Amendments.  This Agreement, including any attachments, exhibits and schedules referred to herein and attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the parties.

7.                                       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.                                       Further Assurances.  The parties shall execute, acknowledge and deliver to one another any further documents and instruments that may be reasonably required to give full force and effect to the provisions of this Agreement or the transfers or assignments of Seller’s interest in the Account Receivable; provided, however, that no party shall be required to deliver any other document or instrument which expands its duties, obligations or representations and warranties, or which diminishes its rights under this Agreement.

9.                                       Construction; Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, members or managers as of the day and year first above written.

Approved as of the date first above written:		MANDARIN MANAGEMENT PARTNERS, INC., ASSIGNOR

STONINGTON PARTNERS, INC.

By:	/s/ Robert F. End	By:	/s/ Peter P. Tong
	Robert F. End	Name:
	Partner	Title:

LIGHTHOUSE PARTNERS LLC, ASSIGNEE

		By:	/s/ Austin McNamara
		Name:	Austin McNamara
		Title:	Chairman, CEO, PRES

OMP, INC., CONTRACTING PARTY

		By:	/s/ Austin McNamara
		Name:	Austin McNamara
		Title:	Chairman, CEO, PRES

3